UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): November 24, 2008

COMMERCE PLANET, INC.
(Exact Name of Small Business Issuer as Specified in Its Charter)

UTAH	333-34308	87-052057
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
30 South La Patera Lane, Suite 8 Goleta, California 93117
(Address of Principal Executive Offices)

(805) 964-9126
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.     Other Events.

The Company received a FORMAL COMPLAINT FOR INJUNCTIVE AND OTHER EQUITABLE RELIEF against Commerce Planet, Inc., Michael Hill as an Individual, and Charlie Gugliuzza as an Individual, Aaron Gravitz as an Individual, from the Federal Trade Commission (FTC) on November 24, 2008.

The FTC brings this action under Section 13(b) of the Federal Trade Commission Act, 15 U.S.C. S 53(b), to secure a permanent injunction, rescission of contracts and restitution, disgorgement of ill-gotten gains, and other equitable relief against Defendents for engaging in unfair or deceptive acts or practices in connection with its 'negative option' internet advertising in violation of Sections 5(a) of the FTC Act, 15 U.S.C. SS 45(a) in connection with the marketing of a negative option plan under the direction of prior management.

The Company has entered into material discussions to settle such claims within its capability to pay and will cooperate fully with the FTC Formal Order of Investigation regarding the full disclosure and reporting of all assets and financial statements.

A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference in its entirety.

Item 9.01.     Financial Statements and Exhibits.
(d) Exhibits.

99.1  Press Release issued by Commerce Planet, Inc. on November 25, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	November 24, 2008	COMMERCE PLANET, INC.

		By:	/s/ Tony Roth
		Name:	Tony Roth
		Title:	Chief Executive Officer